Exhibit 99.14(c)

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-232740 on Form N-6 of our report dated August 8, 2019, relating to the abbreviated financial statements of the Individual Life Business of Great-West Life & Annuity Insurance Company.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
October 29, 2019